UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2010
AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 Pine Street New York, New York 10270

(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 12, 2010, American International Group, Inc. (AIG) held its Annual Meeting of Shareholders at which the shareholders voted upon (i) the election of eleven nominees as directors by the holders of AIG’s common stock, par value $2.50 per share (AIG Common Stock), and the Series C Perpetual, Convertible, Participating Preferred Stock, par value $5.00 per share (AIG Series C Preferred Stock), voting together as a single class, for a one-year term; (ii) the election of two nominees as directors by the holder of the Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share, and the Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share, for a one-year term; (iii) a non-binding shareholder resolution to approve executive compensation; (iv) a proposal to approve the American International Group, Inc. 2010 Stock Incentive Plan; (v) the ratification of the appointment of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2010; (vi) a shareholder proposal relating to cumulative voting; (vii) a shareholder proposal relating to executive compensation retention upon termination of employment; and (viii) a shareholder proposal relating to a shareholder advisory resolution to ratify AIG’s political spending program.
The shareholders elected all thirteen director nominees, approved the non-binding shareholder resolution to approve executive compensation, approved the American International Group, Inc. 2010 Stock Incentive Plan, and approved the ratification of the appointment of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2010. The shareholder proposals did not receive the approval of a majority of the voting power of the outstanding shares of AIG Common Stock and AIG Series C Preferred Stock, voting together as a single class, and, as a result, were not approved. The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

	Votes For	Votes Withheld	Abstained	Broker Non-Vote
Robert H. Benmosche	567,340,344	623,986	439,481	39,517,656
Harvey Golub	562,156,995	5,735,157	511,659	39,517,656
Laurette T. Koellner	562,220,396	5,667,016	516,399	39,517,656
Christopher S. Lynch	567,225,717	652,325	525,769	39,517,656
Arthur C. Martinez	561,857,049	6,015,133	531,629	39,517,656
George L. Miles, Jr.	563,720,202	4,155,733	527,876	39,517,656
Henry S. Miller	567,209,335	668,955	525,521	39,517,656
Robert S. Miller	567,020,724	859,724	523,345	39,517,656
Suzanne Nora Johnson	562,165,219	5,713,166	525,426	39,517,656
Morris W. Offit	566,071,845	1,811,228	520,738	39,517,656
Douglas M. Steenland	567,040,374	839,140	524,297	39,517,656
Donald H. Layton	*	*	*	*
Ronald A. Rittenmeyer	*	*	*	*
Non-binding shareholder resolution to approve executive compensation	594,292,296	12,472,086	1,157,085	*	*
Proposal to approve the American International Group, Inc.
2010 Stock Incentive Plan	555,366,838	12,557,940	479,033	39,517,656
Ratification of the appointment of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2010	605,531,573	1,738,775	651,119	*	*
Shareholder proposal relating to cumulative voting	7,355,489	560,432,827	615,495	39,517,656
Shareholder proposal relating to executive compensation retention upon termination of employment	6,117,562	561,550,340	735,909	39,517,656
Shareholder proposal relating to a shareholder advisory resolution to ratify AIG’s political spending program	2,880,277	562,913,535	2,609,999	39,517,656

*	All shares were voted for the election of nominee.

**	Not applicable.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: May 13, 2010	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Secretary